UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 12, 2008

Adobe Systems Incorporated

(Exact name of Registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Adobe Systems Incorporated (“Adobe”), as buyer, has entered into a Purchase and Sale Agreement effective as of May 12, 2008 (the “Purchase Agreement”), with NP Normandy Overlook, LLC, a Delaware limited liability company (“Normandy”), as seller, for the acquisition of real property owned by Normandy and located at 21-61 Hickory Drive, Waltham, Massachusetts (the “Property”).

Pursuant to the Purchase Agreement, Normandy has agreed to develop the Property and then sell the Property to Adobe following completion of construction of an office building shell and core, parking structure and site improvements in accordance with plans and specifications referenced in the Purchase Agreement.  The office building shell and core to be built by Normandy will be six stories in height and contain approximately 108,469 square feet of space. The parking structure will contain 361 parking spaces.  Normandy will be responsible for construction of core and shell improvements only.  If Adobe requests any changes to the core and shell improvements specified in the plans and specifications referenced in the Purchase Agreement, such changes would be made at Adobe’s cost.  In addition, Adobe, at its cost, will be responsible for construction of tenant improvements in the office building to suit its proposed use of the Property.

The purchase price payable by Adobe to Normandy for the Property will be $44,685,000. Under the Purchase Agreement, Adobe will make an initial deposit of $7,000,000.  That deposit will be held in escrow until the closing.  At closing, the deposit will be applied to the purchase price.  In the event of a default by Adobe that remains uncured at closing, the deposit would be payable to Normandy as liquidated damages.

Normandy’s construction is expected to be completed and the closing is expected to occur in May 2009. If substantial completion of the building has not been satisfied by November 15, 2009 (subject to certain extensions as provided in the Purchase Agreement), Adobe may elect to terminate the Purchase Agreement.

Adobe has no relationship with Normandy other than as buyer and seller under this Purchase Agreement.

The description of the Purchase Agreement and Property provided above is qualified in its entirety by reference to the full and complete terms contained in the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits

10.1                         Purchase and Sale Agreement by and between NP Normandy Overlook, LLC as Seller and Adobe Systems Incorporated as Buyer, effective May 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE SYSTEMS INCORPORATED

Date: May 15, 2008	By:	/s/ Mark Garrett
Mark Garrett Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Purchase and Sale Agreement by and between NP Normandy Overlook, LLC as Seller and Adobe Systems Incorporated as Buyer, effective May 12, 2008.